UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 9, 2003
(Dates of Earliest Event Reported)

Oshkosh B'Gosh, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13365	39-0519915
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification Number)
112 Otter Avenue Oshkosh, Wisconsin 54901 (Address of principal executive offices)

(920) 231-8800
 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On February 18, 2004, Oshkosh B'Gosh, Inc. (NASDAQ:GOSHA) announced expansion of its senior management team. Mr. Douglas W. Hyde, currently Chairman of the Board, President and Chief Executive Officer, will assume the role of Chairman of the Board and Chief Executive Officer. Mr. David L. Omachinski, currently Executive Vice President, Chief Operating and Financial Officer & Treasurer, has been promoted to President and Chief Operating Officer. Mr. Michael L. Heider, currently Senior Director of Accounting and Taxation, has been promoted to Vice President Finance, Treasurer and Chief Financial Officer.

A copy of the press release is attached hereto as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2004	By: /S/ Michael L. Heider
Michael L. Heider
Vice President Finance, Treasurer and Chief Financial Officer